Exhibit 5.1

25 June 2019	Our Ref: ML/MB/107747

Cambium Networks Corporation

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman KY1-9005

Cayman Islands

Dear Sirs

CAMBIUM NETWORKS CORPORATION

We have acted as Cayman Islands legal advisers to Cambium Networks Corporation (the “Company”), and we have examined the Registration Statement on Form S-8 to be filed by the Company with the United States Securities and Exchange Commission (including all supplements and amendments thereto, the “Registration Statement”), relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of up to 4,243,683 ordinary shares with a par value of US$0.0001 per share in the capital of the Company (the “Shares”), for issuance pursuant to the Company’s 2019 Share Incentive Plan (the “Share Incentive Plan”) and Employee Share Purchase Plan (such plan, together with the Share Incentive Plan, the “Plans”)).

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.

The Company is an exempted company duly incorporated with limited liability and validly existing under the laws of the Cayman Islands with full corporate power and authority to issue the Shares. The Company is in good standing with the Registrar of Companies of the Cayman Islands (the “Registrar”).

2.

The Shares to be issued by the Company have been duly authorised by all necessary corporate action of the Company and, upon the issue of the Shares (by the entry of the name of the registered owner thereof in the register of members of the Company confirming that such Shares have been issued credited as fully paid), delivery and payment therefore by the purchaser in accordance with the Memorandum and Articles of Association (as defined in Schedule 1) and the Plans and in the manner contemplated by the Registration Statement, the Shares will be validly created, legally issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company).

Walkers

190 Elgin Avenue, George Town

Grand Cayman KY1-9001, Cayman Islands

T +1 345 949 0100    F +1 345 949 7886    www.walkersglobal.com

We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

Our opinion as to the good standing of the Company is based solely upon receipt of the Certificate of Good Standing (as defined in Schedule 1) issued by the Registrar. The Company shall be deemed to be in good standing under Section 200A of the Companies Law (as amended) of the Cayman Islands (the “Companies Law”) on the date of issue of the Certificate of Good Standing if all fees and penalties under the Companies Law have been paid and the Registrar has no knowledge that the Company is in default under the Companies Law.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

Yours faithfully

/s/ Walkers

WALKERS

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.

The Certificate of Incorporation dated 5 August 2011, the Certificate of Incorporation on Change of Name dated 16 April 2018, the Amended and Restated Memorandum and Articles of Association to be in effect on the date of issuance of the Shares (the “Memorandum and Articles of Association”), the Register of Members, the Register of Directors, Register of Officers and Register of Mortgages and Charges, copies of which have been provided to us by its registered office in the Cayman Islands (together, the “Company Records”).

2.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on 25 June 2019.

3.	A Certificate of Good Standing dated 25 June 2019 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

4.	A copy of the executed minutes of meeting of the board of Directors of the Company dated 8 June 2019 (the “Resolutions”).

5.	The Registration Statement.

6.	The Plans.

7.	Such other documents as we have deemed necessary to render the opinions set forth herein.

SCHEDULE 2

Assumptions

This opinion is given based upon the following assumptions:

1.

The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the documents reviewed are genuine and are those of a person or persons given power to execute the documents under the Resolutions (as defined in Schedule 1). All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals.

2.	The Memorandum and Articles of Association will be the memorandum and articles of association of the Company in force on the date of the issuance of the Shares.

3.	The accuracy and completeness of all factual representations made in the Registration Statement and all other documents reviewed by us.

4.

The Company will receive consideration in money or money’s worth for each Share offered by the Company when issued at the agreed issue price as per the terms of the Registration Statement, such price in any event not being less than the stated par or nominal value of each Share.

5.

There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by issuance and allotment of the Shares and, insofar as any obligation expressed to be incurred under any of the documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

6.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles of Association to be recorded therein are completely and accurately so recorded.

7.

The Resolutions are and shall remain in full force and effect and have not been and will not be rescinded or amended. The Resolutions were duly adopted at duly convened meetings of the Board of Directors and the members and such meetings were held and conducted in accordance with the Memorandum and Articles of Association in force at the relevant time.

8.

The Registration Statement and the Plans conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such documents.

9.

Each of the Registration Statement and the Plans (including each grant notice issued pursuant thereto) will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue of the Shares and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under all relevant laws (other than the laws of the Cayman Islands).

10.	All preconditions to the issue of the Shares under the terms of the Plans will be satisfied or duly waived prior to the issue of the Shares and there will be no breach of the terms of the Plans.